UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-12762	62-1543819
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6815 Poplar Avenue, Suite 500
Germantown, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share (Mid-America Apartment Communities, Inc.)	MAA	New York Stock Exchange
8.50% Series I Cumulative Redeemable Preferred Stock, $.01 par value per share (Mid-America Apartment Communities, Inc.)	MAA*I	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Settlement of Class Action Litigation

As previously reported, in late 2022 and early 2023, multiple putative class action lawsuits were filed against RealPage, Inc. and approximately 50 of the largest owners and operators of apartment communities in the country, including Mid-America Apartment Communities, Inc. and its subsidiary Mid-America Apartments, L.P. (together, the “Company”), alleging that RealPage and such owners and operators conspired to artificially inflate multifamily residential rental prices through the use of RealPage’s revenue management software. In April 2023, those cases were centralized in the U.S. District Court for the Middle District of Tennessee (the “Court”) in a case captioned In Re: RealPage, Inc., Rental Software Antitrust Litigation (No. II) (the “Class Action Litigation”).

On January 26, 2026, the Company entered into a settlement agreement (the “Settlement Agreement”) with the named plaintiffs in the Class Action Litigation (together, the “Plaintiffs”), individually and on behalf of the class members. The Settlement Agreement remains subject to preliminary and final approval by the Court.

Under the terms of the Settlement Agreement, the Company will pay an aggregate of $53 million into a settlement fund to settle all claims asserted, or that could have been asserted, against the Company relating to the alleged conduct at issue in the Class Action Litigation. The settlement payment will be made in two equal installments of $26.5 million, with the first installment payable no earlier than March 2, 2026 and the second installment payable 30 days after the first payment. The settlement amount is inclusive of the recovery amount for class members, fees for the Plaintiffs’ counsel, and the costs of administering the settlement. Absent agreement of the parties or order of the Court, the Plaintiffs are required to file a motion seeking the Court’s preliminary approval of the Settlement Agreement on or before March 31, 2026.

In addition, the Settlement Agreement includes certain prospective commitments regarding the Company’s business practices, including provisions relating to the disclosure and use of nonpublic data and the Company’s use of revenue management software, all of which the Company believes are consistent with its existing practices and will not require material changes to current operations.

Under the Settlement Agreement, if the number of eligible class members opting out of the settlement exceeds a specified level, the Company may request that the settlement terms be revised, and if the parties then cannot agree on revised settlement terms within 60 days (as may be extended by the parties), the Settlement Agreement will terminate.

The execution of the Settlement Agreement does not constitute an admission by the Company of any fault or liability, and the Company does not admit fault or liability. The claims asserted in the Class Action Litigation were directed at numerous participants across the industry, including approximately 50 of the largest owners and operators of multifamily housing, and are premised on alleged conduct widespread in the industry. The Company believes resolving this matter now will allow it to avoid the significant costs and distraction of protracted litigation and maintain focus on executing its business objectives as the Company continues to provide quality housing, exceptional service, and a high-quality resident experience. The Company also believes the settlement reduces meaningful legal uncertainty and risk associated with complex antitrust litigation, including potential exposure under joint and several liability principles.

There can be no assurance as to the ultimate outcome of the Class Action Litigation with respect to the Company, including no assurance that the Settlement Agreement will be approved by the Court or that any revised settlement terms, if applicable, will be finalized by the parties and approved by the Court. If the Settlement Agreement is not approved by the Court or the parties otherwise cannot finalize a settlement, the Company plans to vigorously defend itself in the Class Action Litigation and the Company believes there are defenses, both factual and legal, to the allegations against it.

Item 7.01. Regulation FD Disclosure.

In connection with the Settlement Agreement described in Item 1.01, the Company is furnishing the following supplemental information regarding the expected financial statement and forward-looking impacts of the settlement.

The Company expects to increase its loss contingency reserve to $62.5 million, which will be reflected in the Company’s year-end 2025 financial statements. The adjustment will be recorded to “Other non-operating expense (income)” in the consolidated statements of operations and to “Accrued expenses and other liabilities” in the consolidated balance sheets. The loss contingency will reflect, in addition to the cash settlement payment under the Settlement Agreement, the Company’s estimate of other remaining costs, including unbilled and future legal and expert fees and other amounts related to the Class Action Litigation and the District of Columbia and Commonwealth of Kentucky Attorneys’ General antitrust lawsuits previously disclosed. The increased loss contingency reserve will reflect all amounts the Company expects it will need to resolve the Class Action Litigation and continue to vigorously defend the District of Columbia and Commonwealth of Kentucky Attorneys’ General antitrust lawsuits.

The increase in the loss contingency reserve described above will not impact 2025 Core Funds from Operations (Core FFO) or 2025 Funds Available for Distribution (FAD). The Company will take the settlement payment into account when forecasting 2026, and the impact will be reflected in 2026 guidance when provided. The Company does not expect the settlement payment to impair its credit rating or materially impact its liquidity, leverage ratios or debt covenant headroom, and the Company believes the settlement payment is manageable within its overall capital plan. The Company does not anticipate a change in its capital allocation framework, such as share repurchases, development starts and debt paydown, solely due to the settlement of the Class Action Litigation, and the Company will consider the settlement payment in its planning like any other discrete item. The Company also does not anticipate a change to its previously announced annual dividend policy based solely on this settlement. The Company does not believe there is insurance coverage related to this settlement. The settlement fund is intended to be treated as a qualified settlement fund, and taxes on income earned by the settlement fund are expected to be paid out of the settlement fund (with no liability to the Company for those settlement fund-level taxes/expenses). The Company will evaluate any Company-level tax considerations consistent with its standard processes.

The information included in this Current Report on Form 8-K under this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, the information included in this Current Report on Form 8-K under this Item 7.01 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead are statements related to expectations, assumptions and beliefs regarding the future. Words such as “expects,” “plans,” “believes,” “will,” “may,” “estimates” and variations of such words and other similar expressions are intended to identify forward-looking statements. In this Current Report on Form 8-K, such forward-looking statements include, without limitation, expectations about the settlement of the Class Action Litigation and the impacts the settlement will have on the Company’s plans and future operations. These forward-looking statements involve risks and uncertainties which may cause actual results or outcomes to be materially different from the results or outcomes expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, without limitation, the possibility that the Court may materially alter or fail to approve the Settlement Agreement, the uncertainty of outcome in any legal proceeding, and risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other reports filed by the Company with the Securities and Exchange Commission. In light of the significant uncertainties inherent in forward-looking statements, such statements should not be regarded as a representation by the Company or any other person that the results or outcomes described in such statements will be achieved. Except as required by law, the Company undertakes no obligation to publicly update or revise forward-looking statements contained in this Current Report on Form 8-K to reflect new events, circumstances or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:	January 28, 2026	/s/A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

MID-AMERICA APARTMENTS, L.P.
By: Mid-America Apartment Communities, Inc., its general partner

Date:	January 28, 2026	/s/A. Clay Holder
A. Clay Holder
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)